Exhibit 33.2

Management’s Assertion

Management of First Republic Bank (the Bank) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of residential mortgage loans serviced for others (the Platform), except for the servicing criteria 1122(d)(1)(iii), 1122(d)(3)(i)(C) and 1122(d)(4)(xv), which the Bank has determined are not applicable to the activities it performs with respect to the Platform, as of and for the year ended December 31, 2021. Appendix A identifies the individual asset-backed transactions and securities defined by management as constituting the Platform.

With respect to servicing criteria 1122(d)(4)(iv), 1122(d)(4)(xi) and 1122(d)(4)(xii), management has engaged various vendors to perform the activities required by these servicing criteria. The Bank’s management has determined that none of these vendors is considered a “servicer” as defined in Item 1101(j) of Regulation AB, and the Bank’s management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by the SEC’s Compliance and Disclosure Interpretation (“C&DI”) 200.06, Vendors Engaged by Servicers (C&DI 200.06). Management has policies and procedures in place designed to provide reasonable assurance that the vendors’ activities comply in all material respects with the servicing criteria applicable to each vendor. The Bank’s management is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for the vendors and related criteria.

The Bank’s management has assessed the Bank’s compliance with the applicable servicing criteria as of and for the year ended December 31, 2021. In making this assessment, management used the criteria setforth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

Based on such assessment, management believes that, as of and for the year ended December 31, 2021, the Bank has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Bank’s compliance with the applicable servicing criteria as of and for the year ended December 31, 2021.

San Francisco ' Palo Alto ' Los Angeles ' Santa Barbara ' Newport Beach ' San Diego ' Portland ' Jackson ' Palm Beach ' Boston '

111 Pine Street, San Francisco, California 94111 ' (415) 392-1400 Toll Free (800) 392-1400 ' firstrepublic.com Member FDIC and Equal Housing Lender

/s/ Olga Tsokova	2/25/2022
Olga Tsokova	Date
Executive Vice President, Chief Accounting Officer and Chief Financial Officer (Acting)

/s/ David Bain	2/25/2022
David Bain	Date
Senior Vice President, Head of Lending Services

/s/ John Glander	2/25/2022
John Glander	Date
Senior Vice President, Head of Lending Strategy, Products and Sales

Appending A to Management Assertion Investor #	Investor Name	Loan Count	Balance

50	FRLC SFR	14	$10,243,172.99
120	Redwood Trust (Bear Stearns)	15	$6,936,489.41
122	Sequioa 2007-2	17	$14,229,504.65
123	SEMT 2007-3	4	$2,953,294.53
124	CSMC Trust 2014-SAF1	1	$582,074.15
127	CIT Bank	159	$97,240,533.85
128	Sequoia Mortgage Trust 2014-1	14	$11,547,102.06
129	STIFEL BANK & TRUST	331	$296,031,634.37
131	Morgan Stanley Mortgage	3	$2,106,865.22
132	JP Morgan Mortgage Trust 2014-2	131	$30,650,916.66
134	CSMC 2014-IVR3	28	$11,978,638.08
135	Citizens Bank, N.A And Various	1	$592,763.84
136	MSRM Loan Trust 2014-1	56	$37,739,029.99
137	Sequoia Mortgage Trust 2014-3	7	$4,215,952.87
138	J.P. Morgan Trust 2014-IVR3	16	$14,881,481.83
141	Delta Community Credit Union	6	$4,599,715.22
143	CSMC Trust 2014-IVR1	1	$153,465.51
145	JP Morgan Mortgage TR 2014-1	12	$8,019,516.15
146	Synovus Financial Corp.	33	$19,173,845.74
147	Citizens Bank, N.A.	3	$1,863,995.53
149	Hudson Valley Bank	1	$2,774,039.28
151	CMSC Trust 2013-7	1	$728,103.96
152	Sequoia Mortgage Trust 2013-11	7	$4,872,368.93
153	Sequoia Mortgage Trust 2013-10	1	$644,995.08
154	CSMC Trust 2013-6	3	$2,942,873.09
155	JP Morgan Mortgage Trust 2013-3	46	$40,374,143.49
156	NRP MortgageTrust2013-1	145	$107,278,716.29
157	CSMC Trust 2013-HYB1	39	$31,564,523.12
158	CSMC Trust 2013-IVR4	16	$10,788,961.75
162	Citigroup Mortgage Loan Trust Series 2005-6	6	$1,426,337.04
163	SAMI II 2005-AR5	30	$18,798,908.59
164	MLCC 2005-3	16	$7,891,585.96
165	MLMI 2005-A10	11	$10,217,316.38
166	Redwood Residential Acquisition Corp	48	$39,355,475.41
175	Harbor View 2003-2(formerly Greenwich)	3	$311,930.34
176	Harbor View 2004-1(formerly Greenwich)	7	$1,804,124.51
177	Harbor View 2004-5(formerly Greenwich)	3	$1,865,937.47
181	Sequoia Mortgage Trust 2012-5	12	$8,489,519.21
182	Sequoia Mortgage Trust 2013-2	72	$49,026,372.93
183	Sequoia Mortgage Trust 2013-3	20	$12,759,096.99
184	Sequoia Mortgage Trust 2013-4	21	$16,607,951.48
185	MASTI 2003-4 (formerly UBS Warburg)	1	$23,848.03
187	Sequoia Mortgage Trust 2013-7	2	$943,208.55
188	Sequoia Mortgage Trust 2013-8	2	$777,914.73
189	CSMC Trust 2013-IVR3	13	$11,789,718.71
194	TIAA-CREF Trust Company, FSB	260	$131,735,481.39
195	MLMI 2005-A1	3	$730,558.76

196	Merrill Lynch Bank	6	$1,722,916.35
197	MLCC 2006-2	16	$4,142,684.43
200	Sequoia Mortgage Trust 2012-6	5	$3,622,646.75
201	JP Morgan Mortgage Acq. Corp	117	$51,976,322.38
207	CSMC Trust 2013-IVR1	23	$15,005,672.99
209	CSMC Trust 2013-IVR2	43	$28,621,547.75
215	Bank United N.A	2	$582,035.23
216	North Valley Bank	2	$1,407,073.88
217	Signature Bank	1	$1,533,000.00
248	Washington Mutual Bank, Flow Sales (PNC)	1	$188,269.76
250	CitiMortgage	2	$230,712.46
260	CitiMortgage	7	$1,146,435.23
312	Residential Funding	2	$596,109.11
330	U.S. Bank	1	$37,413.94
357	Everbank	6	$5,077,625.27
358	DLJ Mortgage Capital, Inc	1	$1,600,000.00
360	Northfield Bank	62	$43,467,033.92
362	JP Morgan Mortgage Trust 2014-5	85	$31,045,668.89
363	Sequoia Mortgage Trust 2014-4	22	$14,521,964.41
364	JP Morgan Mortgage TR2014-IVR6	50	$39,583,312.91
365	CSMC TRUST 2105-WIN1	1	$1,136,433.29
366	JP Morgan Mortgage Trust 2015-1	145	$115,187,478.28
367	Sequoia Mortgage Trust 2015-1	22	$14,377,219.46
368	Nexbank SSB	18	$19,286,525.89
369	CSMC Trust 2015-1	1	$321,034.36
370	JP Morgan Mortgage TR2015-IVR2	67	$43,189,340.24
371	CSMC TRUST 2015-2	2	$1,198,743.54
372	CSMC TRUST 2015-3	1	$500,222.59
373	Dime Bank	29	$21,543,796.55
375	Sequoia Mortgage Trust 2015-2	6	$3,341,425.89
377	CSMLT 2015-1	4	$2,594,494.86
378	JP MORGAN MORTGAGE TR 2015-3	32	$19,786,591.72
380	SEQUOIA MORTGAGE TR 2015-3	12	$8,690,205.87
382	CSMLT 2015-2 TRUST	1	$591,777.89
383	Landmark Community Bank	6	$4,677,017.98
384	GOLDEN PACIFIC BANK, NA	1	$388,012.76
385	J.P. MORGAN MORTGAGE TR 2015-4	79	$51,898,296.98
386	J.P. MORGAN MORTGAGE TR 2015-5	89	$72,180,149.27
387	Colorado Federal Savings Bank	49	$45,378,487.26
390	J.P. MORGAN MORTGAGE TR 2015-6	29	$22,316,855.40
391	CSMLT 2015-3 TRUST	9	$4,588,512.57
392	Sequoia Mortgage Trust 2015-4	27	$12,116,856.81
393	Broadway Federal Bank	32	$21,934,796.77
396	Ameris Bank	17	$16,330,967.97
397	Bank of the Cascades	4	$1,659,886.79
398	Sequoia Mortgage Trust 2016-1	5	$3,230,960.23
399	ZB, N.A	84	$77,133,202.65
400	The Washington Trust Company	12	$5,380,771.38
401	J.P. Morgan Mortgage TR 2016-1	3	$2,237,725.67
402	Sequoia Mortgage Trust 2016-2	4	$3,208,605.08

403	J.P. Morgan Mortgage TR 2016-2	109	$67,432,348.99
404	TEACHERS INSURANCE AND ANNUITY	40	$31,675,715.82
405	J.P.MORGAN MORTGAGE TRUST	72	$42,245,310.92
407	Sequoia Mortgage Trust 2016-3	15	$10,592,954.31
411	J.P. Morgan Mortgage TR 2016-5	110	$76,200,730.14
412	Sequoia Mortgage Trust 2017-1	6	$4,111,771.99
414	Federal Home Mortgage Loan Association	2	$22,118.80
415	FNMA MBS	2	$24,973.54
421	THORNBURG MORTGAGE THB2003-2	2	$237,831.87
423	THORNBURG MORTGAGE THB2003-4	3	$991,790.80
424	THORNBURG MORTGAGE THB2003-5	7	$981,415.21
425	THORNBURG MORTGAGE THB2003-6	4	$282,655.34
426	THORNBURG MORTGAGE THB2004-1	8	$967,009.65
427	THORNBURG MORTGAGE THB2004-2	16	$3,819,674.99
428	THORNBURG MORTGAGE THB2004-3	10	$1,069,068.58
429	THORNBURG MORTGAGE THB2004-4	9	$4,024,383.11
430	THORNBURG MORTGAGE THB2005-1	2	$4,228,429.08
431	THORNBURG MORTGAGE THB2005-2	3	$3,365,488.28
432	THORNBURG MORTGAGE THB2005-3	3	$5,556,663.73
433	THORNBURG MORTGAGE THB2005-4	4	$561,101.90
434	THORNBURG MORTGAGE THB2006-1	3	$3,117,529.64
435	THORNBURG MORTGAGE THB2006-2	13	$403,257.61
436	THORNBURG MORTGAGE THB2006-3	16	$1,145,413.45
437	THORNBURG MORTGAGE THB2006-4	4	$894,641.31
438	THORNBURG MORTGAGE THB2006-5	2	$491,095.86
439	THORNBURG MORTGAGE THB2006-6	8	$3,556,486.54
440	THORNBURG MORTGAGE THB2007-1	107	$434,123.62
441	THORNBURG MORTGAGE THB2007-2	8	$6,599,750.72
442	THORNBURG MORTGAGE THB2007-3	9	$1,026,530.82
443	THORNBURG MORTGAGE THB2007-4	34	$297,782.51
450	Sequoia Mortgage Trust 2017-2	15	$7,106,547.55
451	Sequoia Mortgage Trust 2017-3	4	$498,342.02
453	Amalgamated Bank	16	$75,564,000.05
454	SEMT 2017-4	4	$6,996,847.47
455	Cathay Bank	46	$6,858,120.61
456	SEMT 2017-5	171	$27,588,510.11
457	SEMT 2017-6		$10,245,296.03
458	J.P. MORGAN MORTGAGE TR 2017-3	3	$750,922.25
459	SEMT 2017-CH1	17	$2,801,001.89
460	SEMT 2017-7	4	$13,220,894.98
461	SEMT 2017-CH2		$2,900,177.71
462	BMO Harris Bank NA	7	$9,892,130.84
463	J.P. Morgan Mortgage Tr 2017-5	3	$149,911,932.41
464	J.P. Morgan Mortgage Tr 2017-6	5	$2,622,238.77
465	Sequoia Mortgage Trust 2018-1	3	$10,912,958.77
466	Sequoia Mortgage Trust 2018-2		$3,021,812.57
467	Sequoia Mortgage Trust 2018-3		$6,082,479.24
468	SEMT 2018-CH1		$2,754,675.09
469	J.P. Morgan Mortgage Tr 2018-3		$3,632,337.82
470	Sequoia Mortgage Trust 2018-4		$1,756,215.42

471	Sequoia Mortgage Trust 2018-5	2	$1,131,869.71
472	J.P. Morgan Mortgage Tr 2018-4	1	$443,000.26
473	SEMT 2018-CH2	1	$823,381.82
474	SEMT 2018-6	3	$2,357,034.95
475	JPMMT 2018-7FRB	188	$156,381,393.00
476	SEMT 2018-CH3	2	$939,904.19
477	SEMT 2018-7	9	$7,530,894.81
478	JPMMT 2018-9	2	$1,599,630.67
479	SEMT 2018-7	2	$1,276,929.44
480	BankUnited N.A.	310	$273,496,050.63
481	SEMT 2018-CH4	9	$7,601,870.52
483	Wilmington Trust SEMT 2019-CH1	4	$2,036,063.37
484	JPMMT 2019-INV1	9	$6,212,721.16
485	WILMINGTON TRUST SEMT 2019-2	4	$2,564,080.52
486	WILMINGTON TRUST SEMT 2019-CH2	1	$344,491.25
487	JPMMT 2019-HYB1	98	$72,075,959.05
488	WILMINGTON TRUST SEMT 2019-3	22	$18,055,333.54
490	Wilmington Trust SEMT 2019-4	1	$705,218.76
491	Wilmington Trust SEMT 2019-5	5	$4,032,816.37
492	Wilmington Trust SEMT 2020-1	1	$688,164.28
493	Wilmington Trust SEMT 2020-2	6	$4,430,675.91
494	Wilmington Trust SEMT 2020-3	209	$169,604,320.60
495	First Republic MTG TR 2020-1	209	$195,135,399.61
496	Wilmington Trust SEMT 2020-MC1	10	$9,506,593.96
497	JPMMT 2020-7	76	$61,140,308.74
498	JPMMT 2020-8	1	$1,148,976.09
499	Wilmington Trust SEMT 2020-4	21	$15,942,067.72
500	JPMMT 2021-3	1	$1,052,860.75
501	JPMMT 2021-INV1	34	$22,151,504.34
510	CitiMortgage	2	$94,908.17
515	Fannie Mae-Laser	3585	$987,514,985.99
770	Bear Stearns	6	$1,143,584.63
775	AAR BART 2003-5 (Bear Stearns)	8	$1,028,695.20
133	Sequoia Mortgage Trust 2013-12	0	0
142	Sequoia Mortgage Trust 2013-12	0	0
172	SEMT 2012-2	0	0
173	SEMT 2013-1	0	0
174	Sequoia Mortgage Trust 2012-3	0	0
199	Sequoia Mortgage Trust 2012-4	0	0
204	JP Morgan Mortgage Trust 2013-1	0	0
361	JP Morgan Trust 2014-OAK4	0	0
482	Wilmington Trust SEMT 2019-1	0	0
489	Titan Bank NA	0	0

	Total	8,664	$4,586,446,026.52